REVOCABLE PROXY
                       KENTUCKY NATIONAL BANK
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                  ANNUAL MEETING OF SHAREHOLDERS
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    The undersigned hereby appoints _____________, _____________
and ________________ and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Kentucky National Bank (the "Bank"), the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Commons Area of the Central Hardin High School, 3040 Leitchfield Road,
Elizabethtown, Kentucky on__________, April __, 1999 at __:__ _.m. local time, and any adjournments thereof (the "Annual Meeting"), upon the following matters and such other business as may properly come before the Annual Meeting.

                                        FOR             WITHHELD

    1.  Election of directors of
        the nominees listed below      [   ]              [   ]

        Robert E. Robbins, M.D.
        Lawrence P. Calvert
        Ronald J. Pence
        Kevin D. Addington
        Henry Lee Chitwood
        Lois Watkins Gray
        William R. Hawkins
        Christopher G. Knight, M.D.
        Leonard Allen McNutt


        INSTRUCTION: TO WITHHOLD YOUR VOTE
        FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
        NOMINEE'S NAME ON THE LINE BELOW

        __________________________________


                                          FOR   AGAINST  ABSTAIN
    2.   The proposal to reorganize
         the Bank into the holding
         company form of ownership,
         including the approval of the
         Agreement and Plan of Reorgani-
         zation (the "Reorganization").   [   ]   [   ]    [   ]



    The Board of Directors recommends a vote "FOR" each of the listed propositions.

                 PROXY IS CONTINUED ON OTHER SIDE


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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING,
THIS PROXY WILL BE VOTED BY THE PERSON NAMED IN THIS PROXY AT
THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Bank at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by executing a later dated proxy or by sending a written notice of revocation to the Bank before the proxy has been exercised.

    The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of Notice of the Annual Meeting and a Proxy Statement for the Annual Meeting.

Dated:______________________, 1999



__________________________            _________________________
PRINT NAME OF SHAREHOLDER             PRINT NAME OF SHAREHOLDER



__________________________            _________________________
SIGNATURE OF SHAREHOLDER              SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If shares are held jointly, each holder should sign.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
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